SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

MID-AMERICA APARTMENT COMMUNITIES, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MID-AMERICA APARTMENT COMMUNITIES, INC.

     April 13, 2006

To our shareholders:

     You are invited to attend the 2006 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. (the “Company”) to be held at 1:00 P.M., Central Daylight Time, on Tuesday, May 16, 2006, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018. The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about the Company.

     During the meeting, management will review our recently completed 2005 fiscal year and provide a report on our progress, including recent developments. Shareholders will also have the opportunity to ask questions about the Company.

     Along with the other members of the Board of Directors and management, I look forward to greeting you at the Annual Meeting if you are able to attend.

Very truly yours,

H. ERIC BOLTON, JR.
President and Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 Poplar Avenue, Suite 300
Memphis, Tennessee 38138
________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday May 16, 2006
________________________

TIME, DATE & PLACE

     The 2006 Annual Meeting of Shareholders will be held at 1:00 P.M., Central Daylight Time, on Tuesday, May 16, 2006, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

ITEMS OF BUSINESS

     Shareholders will consider and vote on the following items at the Annual Meeting:

1.

To elect 3 Class III directors to serve until the 2009 Annual Meeting of Shareholders or until their successors have been duly elected and qualified and 1 Class I director to serve until the 2007 Annual Meeting of Shareholders or until her successor has been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

WHO MAY VOTE

     Shareholders of record at the close of business on Friday, March 17, 2006, are entitled to receive this notice and vote at the Annual Meeting.

HOW TO VOTE

     Your vote is important. Please refer to the proxy card and the accompanying proxy statement for information regarding your voting options. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to assure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.

By Order of the Board of Directors

LESLIE B.C. WOLFGANG
Vice President, Director of External Reporting and
Corporate Secretary

Memphis, Tennessee
April 13, 2006

Whether or not you plan to attend the meeting, please submit your proxy prior to the meeting by following the instructions on the enclosed proxy card or voter instruction form. Shareholders who attend the Annual Meeting may vote even if they have already sent in a proxy.

MID-AMERICA APARTMENT COMMUNITIES, INC.
6584 Poplar Avenue, Suite 300
Memphis, Tennessee 38138

____________________

PROXY STATEMENT
____________________

     Mid-America Apartment Communities, Inc. is soliciting proxies, and your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting of Shareholders by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this proxy statement, the enclosed proxy card, our 2005 Annual Report, and our 2005 Annual Report on Form 10-K to all shareholders beginning on or about April 13, 2006.

     In this proxy statement, terms such as “we,” “us” and “our” refer to Mid-America Apartment Communities, Inc., which may also be referred to from time to time as the “Company” to distinguish it from its subsidiaries or other related entities.

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

     Tuesday, May 16, 2006, 1:00 P.M., Central Daylight Time.

Where will the Annual Meeting be held?

     Our Annual Meeting will be held at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

What items will be voted on at the Annual Meeting?

     You will vote on the following matters:

1.

To elect 3 Class III directors to serve until the 2009 Annual Meeting of Shareholders or until their successors have been duly elected and qualified and 1 Class I director to serve until the 2007 Annual Meeting of Shareholders or until her successor has been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the Annual Meeting.

What are the Board of Directors’ recommendations?

     Our Board of Directors recommends that you vote:

  FOR the election of the 3 nominees for Class III director and 1 nominee for Class I director named herein to serve on the Board of Directors;

  FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006;

     If any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record at the close of business on the record date, March 17, 2006, are entitled to receive notice of the 2006 Annual Meeting and to vote the shares that they held on that date at the annual meeting, or any postponement or adjournment of the annual meeting. As of the close of business on March 17, 2006, the Company had 22,454,021 shares of common stock outstanding.

     Shareholders of Record: Shares Registered in Your Name. If your shares were registered directly in your name with the Company’s transfer agent, 1,371 as of March 17, 2006, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to submit your proxy prior to the meeting to ensure your vote is counted. For instructions on how to submit your proxy please see the enclosed proxy card or voter instruction form.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If your shares were held in an account at a brokerage firm, bank, dealer or other similar organization as of March 17, 2006, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

     You may either vote “For” all the nominees to the Board of Directors or you may withhold from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

     Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Instructions to vote by proxy can be found on the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided or follow the instructions on the card to vote via the internet. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

     Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voter instruction form with these proxy materials from that organization rather than from the Company. Simply follow the directions on the voter instruction form to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of common stock you own as of March 17, 2006.

What if I submit a proxy but do not make specific choices?

     If you submit an executed proxy without marking any voting selections, your shares will be voted “For” the election of all nominees for Class III and Class I director, and “For” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for its current fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote?

     Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  You may submit another properly completed proxy bearing a later date;

  You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary, Leslie Wolfgang, 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138; or

  You may attend the annual meeting and notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How many votes are needed to approve each proposal?

  For the election of directors, the four nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  To be approved, the designation of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2006 must receive “For” votes from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. On March 17, 2006, the record date, there were 22,454,021 shares outstanding and entitled to vote. Thus 11,227,011 shares must be represented by shareholders present at the meeting or by proxy to have a quorum.

     Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

     Preliminary voting results will be announced at the annual meeting. Final results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2006.

ADDITIONAL INFORMATION

How can I obtain the Company’s Annual Report on Form 10-K?

     Our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, including the financial statements, and financial statement schedules, but excluding the exhibits, is being mailed along with this Proxy Statement. A full copy of our Annual Report on Form 10-K for the year ended December 31, 2005, including all exhibits may be obtained from the SEC Filings link on the Investor Relations page of our web-site at www.maac.net or received free of charge by writing Investor Relations at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

Who is paying for this proxy solicitation?

     We will pay for the entire cost of soliciting proxies. We expect that this Proxy Statement will first be sent to shareholders on or about April 13, 2006. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

     The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary at Mid-America Apartment Communities, Inc., 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138 or by calling 901-435-5371. You also may elect to participate in householding if you are eligible to do so by marking the appropriate box on your proxy card.

Who should I contact if I have any questions?

     If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact, our Investor Relations Department at 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138, or by emailing investor.relations@maac.net or calling (901) 435-5371.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

What is our philosophy regarding corporate governance?

     We believe that effective corporate governance is critical to our long-term health and our ability to create value for our shareholders. We have continued to review our corporate governance policies and practices and to compare them against “best practice” proposals and the practices of other public companies. We also have continued to review the provisions of the Sarbanes-Oxley Act of 2002, new and proposed rules of the SEC, and the corporate governance rules of the New York Stock Exchange, or the NYSE. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit the Company and our shareholders. Based on this review, the Board of Directors has established and maintains Corporate Governance Guidelines that include detailed specifications for director qualification and responsibility. You may find a copy of our Corporate Governance Guidelines on our website at www.maac.net.

     The responsibilities of our Board of Directors and Board committees are described below, along with other corporate governance-related disclosures. All of our Board’s committees have written charters which can be found in the Company Info and Governance section on the Investor Relations page of our website at www.maac.net. The Company will also provide a copy of any committee charter, the Corporate Governance Guidelines or our Code of Business Conduct and Ethics without charge upon written request sent to: Mid-America Apartment Communities, Inc., Attention: Investor Relations, 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138. The Board of Directors may, from time to time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

How many independent directors do we have?

     Our Board of Directors has affirmatively determined that six of our current nine directors are independent: Robert F. Fogelman, Alan B. Graf, Jr., John S. Grinalds, Ralph Horn, Mary E. McCormick and Michael S. Starnes. All of these directors meet the independence standards of our Corporate Governance Guidelines, the NYSE listing standards and applicable SEC rules.

How do we determine whether a director is independent?

     A director is considered independent if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with us. Consistent with the requirements of the SEC, the NYSE and general corporate “best practices” proposals, our Board of Directors reviews all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors. The Board has adopted the following categorical standards:

  A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the our present executive officers serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

     The Board consults with the Company’s corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Do any independent directors have relationships with the Company that the Board of Directors determined were not material?

     Mr. Graf is an Executive Vice President and Chief Financial officer of FedEx Corporation. In the normal course of business, we use FedEx as an overnight courier. The Board of Directors concluded that this relationship is not material and does not otherwise impair, or appear to impair, Mr. Graf’s independent judgment, and therefore does not prevent him from being independent.

     Mr. Horn was Chairman of the Board of Directors of First Tennessee National Corporation, (“FTNC”), now First Horizon National Corporation, until December 2003 and was previously the President and Chief Executive Officer of FTNC until 2002. We have a line of credit with a group of banks led by AmSouth Bank. First Tennessee Bank, the principal banking subsidiary of FTNC, has committed approximately $17.5 million towards this line of credit. We have also entered into interest rate swap agreements with First Tennessee Bank totaling a notional amount of $75 million based on three-month LIBOR. Both the line of credit and the interest rate swap agreements were entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties. Because of the arm’s-length nature of the transaction, the Board of Directors concluded that these relationships are not material and do not otherwise impair, or appear to impair, Mr. Horn’s independent judgment, and therefore do not prevent him from being independent.

How many times did our Board of Directors meet last year?

     The Board of Directors held eight meetings during 2005.

Did any of our directors attend fewer than 75% of the meetings of the Board of Directors and their assigned committees?

     All of the directors who were serving during the calendar year 2005 attended more than 75% of the meetings of the Board of Directors and their assigned committees during the fiscal year.

Does our Board of Directors meet regularly without management present?

     Our directors, excluding Messrs. Bolton and Wadsworth, regularly meet to promote open discussion among the non-management directors. Mr. Cates presides over these executive sessions. The non-management directors held three executive sessions during 2005.

Do our independent directors meet regularly without non-independent members?

     Our directors, excluding Messrs. Bolton, Cates and Wadsworth, meet regularly to promote open discussion among the independent directors. The directors share presidation over these sessions. The independent directors held one executive session during 2005.

Do directors attend the annual meeting of shareholders?

     The Company does not require its directors to attend its Annual Meeting of Shareholders, but the Board of Directors encourages its members to attend. Messrs. Bolton, Cates, Graf, Grinalds, Flournoy (now retired), Fogelman and Wadsworth attended the Annual Meeting of Shareholders held on May 19, 2005.

Does our Board of Directors have any standing committees?

     We have three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of each committee are independent, pursuant to the standards set forth in our Governance Guidelines, the NYSE listing standards and applicable SEC rules.

What does the Audit Committee do?

     The Audit Committee is responsible for:

  appointing, determining the compensation of, and overseeing the work of the independent registered public accounting firm;

  pre-approving all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;

  reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financials statements and our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Qs and 10-Ks;

  reviewing and discussing the adequacy and effectiveness of our systems of internal accounting and financial controls;

  establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  reviewing the overall corporate “tone” for financial reports, controls, and ethical behavior;

  reviewing with management and the independent registered public accounting firm our compliance with the requirements for qualification as a REIT; and

  issuing a report annually as required by the SEC’s proxy solicitation rules.

Where can I find a copy of the Audit Committee Charter?

     The Audit Committee Charter can be found on our website at http://www.maac.net in the Company Info and Governance section on the Investor Relations page.

Who are the members of the Audit Committee?

     The members of the Audit Committee are Messrs. Graf (Chairman), Grinalds, Starnes and Ms. McCormick.

How many meetings did the Audit Committee have last year?

     The Audit Committee held nine meetings during 2005.

Does the Audit Committee have an Audit Committee Financial Expert?

     The Board has determined that Mr. Graf and Ms. McCormick both meet the qualifications of an audit committee financial expert as defined by applicable SEC rules.

What does the Compensation Committee do?

     The Compensation Committee:

  reviews and approves our compensation objectives;

  reviews and approves the compensation programs, plans, and awards for executive officers;

  acts as administrator as may be required for our equity-related incentive plans; and

  issues a report annually related to executive compensation, as required by the SEC’s proxy solicitation rules.

Does the Compensation Committee have a charter?

     The Compensation Committee Charter can be found at our corporate web site at http://www.maac.net in the Company Info and Governance section on the Investor Relations page.

Who are the members of the Compensation Committee?

     The Compensation Committee consists of Messrs. Horn (Chairman), Fogelman and Grinalds.

How many meetings did the Compensation Committee have last year?

     The Compensation Committee held two meetings during 2005.

What does the Nominating and Corporate Governance Committee do?

     The Nominating and Corporate Governance Committee:

  provides assistance and oversight in identifying qualified candidates to serve as members of the Board of Directors;

  reviews the qualification and performance of incumbent directors to determine whether to recommend them as nominees for reelection;

  reviews and considers candidates for directors who may be suggested by any director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law; and

  recommends to the Board of Directors appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors.

Does the Nominating and Corporate Governance Committee have a charter?

     The Nominating and Corporate Governance Committee Charter can be found at our website at http://www.maac.net in the Company Info and Governance section on the Investor Relations page.

Who are the members of the Nominating and Corporate Governance Committee?

     The Nominating and Corporate Governance Committee consists of Messrs. Horn (Chairman), Fogelman and Grinalds.

How many meetings did the Nominating and Corporate Governance Committee hold last year?

     The Nominating and Corporate Governance Committee held three meetings during 2005.

How does the Board of Directors select director candidates?

     Our charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. Our shareholders elect one class of directors at each annual meeting.

     At the March 14, 2006, meeting of the Board of Directors, John F. Flournoy retired from the Board to pursue other opportunities and the Board of Directors elected Ms. McCormick to serve as a Class I director until the 2006 Annual Meeting of Shareholders. Shareholders are being asked to elect Ms. McCormick to serve as a Class I director until the 2007 Annual Meeting of Shareholders when that Class would normally be up for reelection.

Director Nomination Policy

     It is the policy of the Nominating and Corporate Governance Committee to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of the Company. It is the Company’s policy to refer to its Nominating and Corporate Governance committee for consideration any director candidate recommended by any shareholder who beneficially owns at least 1,000 shares of the Company’s outstanding common stock if made in accordance with the Company’s charter, bylaws and applicable law.

     We will consider for inclusion in our proxy materials for the 2007 Annual Meeting of Shareholders, shareholder proposals that are received at our executive offices no later than December 14, 2006 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to the Nominating and Corporate Governance Committee, Attention: Leslie B. C. Wolfgang, Corporate Secretary, Mid-America Apartment Communities, Inc., 6584 Poplar Ave., Ste. 300, Memphis, TN 38138.

     Shareholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2007 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on February 27, 2007. Any submission should include enough information about the proposed nominee to make them identifiable by the committee and include the submitter’s name and the name their shares are held in so that the status as a shareholder and the number of shares they own may be verified.

Minimum Director Qualifications

     The Nominating and Corporate Governance Committee along with the Board of Directors is responsible for determining the skills and characteristics that need to be met by each director and director nominee. In determining director or director nominee qualifications, views of both the individual and the Board of Directors as a whole shall be considered.

     A director or director nominee’s knowledge and/or experience in areas such as, but not limited to, real estate investing, REITs, management, leadership, public companies, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of the Board as a whole.

     The Board of Directors does not impose term limits but has adopted a retirement age of 70 after which a director will not be nominated for election. While it is believed that a director’s knowledge and/or experience can continue to provide benefit to the Board of Directors following a director’s retirement from their primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken and therefore their ability to continue to be an active contributor to the Board of Directors shall be reviewed. Upon a director’s change in employment status they are required to notify the Chairman of the Board of Directors and the Nominating and Corporate Governance Committee of such change and to offer their resignation for review.

     Other characteristics including, but not limited to, the director or director nominee’s material relationships with the Company, time availability, service on other boards of directors and their committees, or any other characteristics which may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director or director nominee’s qualification.

     Members of the Nominating and Corporate Governance Committee as well as other Board members and members of executive management may meet with directors or director nominees for purposes of determining their qualification.

What are directors paid?

     Directors who are our employees do not receive additional remuneration for serving as directors. Beginning in 2005, each non-employee director receives $26,000 annually for serving on the Board of Directors. To compensate for their additional duties, the Audit Committee chairman receives an additional $15,000 annually, and other committee chairmen receive an additional $5,500 annually. Directors also receive $1,000 for attending a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting in person and $500 for attending a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board meeting by telephone. In accordance with the Company’s Non-Qualified Deferred Compensation Plan For Outside Company Directors, the directors have the option of having phantom stock issued into a deferred compensation account in lieu of cash. This stock is then issued in two annual installments either in shares of the Company’s common stock or in cash upon the director’s retirement from the Board.

     Beginning in 2005, non-employee directors also receive $75,000 worth of shares of restricted stock in the Company. The shares of restricted stock are granted upon each director’s reelection to the Board of Directors. The shares of restricted stock are issued through the Company’s 2004 Stock Plan and vest in three equal annual installments at the end of each of the director’s years of service. To begin the program, those directors who were not up for reelection at the 2005 Annual Meeting of Shareholders received a pro-rata grant of shares of restricted stock based upon the years of service remaining in their current term. Directors added to the Board mid-term receive a pro-rata grant of restricted stock based on the amount of time until the next Annual Meeting of Shareholders at which time they receive a grant of restricted stock to encompass both any partial term left in their Class as well as the next full term of their Class.

Do the directors receive stock options?

     While directors were eligible to receive stock options under the Company’s Amended and Restated 1994 Restricted Stock and Stock Option Plan and are eligible to receive stock options under the Company’s 2004 Stock Plan, no stock options have been granted to the non-management directors of the Board of Directors since 1998.

Can I communicate directly with the Board of Directors?

     Yes. Shareholders may communicate in writing with our Board of Directors, any of its committees, its non-management directors, or any individual director by using the following address:

ATTN: Corporate Secretary
Mid-America Apartment Communities, Inc.
6584 Poplar Ave., Ste. 300
Memphis, TN 38138

     All letters addressed to the Board of Directors or its committees will be forwarded unopened to the appropriate chairman. Letters addressed to the non-management directors will be forwarded unopened to the lead director of that group. Letters addressed to individual directors will be forwarded unopened to the addressee.

Does the Company have a Code of Ethics?

     The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to the Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is available on our website at http://www.maac.net in the Company Info and Governance section of the Investor Relations page. We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL POLICY

     All transactions involving related parties must be approved by a majority of the disinterested members of the Board of Directors.

INDEBTEDNESS OF MANAGEMENT TO THE COMPANY

     In 1997, 1998, and 2000 we sold shares of common stock and limited partnership units in Mid-America Apartments, L.P. to certain employees pursuant to a Leadership Employee Stock Ownership Program (“LESOP”). Under the LESOP, shares of common stock and limited partnership units were sold to employees at market prices, with 15% of the sale price bonused to the employee over a five-year period.

     Mr. Cates purchased a total of 175,000 shares pursuant to this program at an aggregate purchase price of $4,496,500. Roughly 85% of this amount, or $3,822,063 was funded by personal loans obtained by Mr. Cates, and the balance, $674,437, was funded by the Company’s LESOP bonus program over a five-year period.

     Mr. Bolton purchased a total of 110,000 limited partnership units pursuant to this program at an aggregate purchase price of $2,966,500. Roughly 85% of this amount, or $2,521,563 was funded by personal loans obtained by Mr. Bolton, and the balance, $444,937 was funded by the Company’s LESOP bonus program over a five-year period.

     Mr. Wadsworth purchased a total of 100,000 shares and limited partnership units pursuant to this program at an aggregate purchase price of $2,706,500. Roughly 85% of this amount, or $2,300,563 was funded by personal loans obtained by Mr. Wadsworth, and the balance, $405,937 was funded by the Company’s LESOP bonus program over a five-year period.

     In April 2002 the Company entered into duplicate LESOP bonus programs to the existing common stock and limited partnership unit sales. These agreements took effect immediately following the conclusion of the first agreements, have the same form and terms of the original agreements, and effectively raise the total LESOP bonus amount to 30% of the original sale price.

     The employees of the Company listed in the table below are indebted to the Company pursuant to such promissory notes for shares of common stock and limited partnership units acquired under the LESOP, which amounts are bonused to them over a five-year period. The table indicates the largest amount of the indebtedness outstanding during fiscal year 2005 and the amount outstanding at February 28, 2006. Such indebtedness bears interest at rates ranging from 5.59% to 6.49% per annum.

	Maximum Indebtedness	Indebtedness at
	During 2005	February 28, 2006
George E. Cates (1)	$415,593.75	$415,593.75
H. Eric Bolton, Jr.	309,150.00	220,162.50
Simon R. C. Wadsworth	285,750.00	204,562.50
Total executive officers	$1,010,493.75	$840,318.75
____________________

(1)	George E. Cates was not an executive officer of the Company during 2005, but is shown here as a participant in the LESOP program as a result of his former executive status with the Company.

     PROPOSALS NO. 1
ELECTION OF DIRECTORS

     The Board of Directors proposes that the following Class III nominees, all of whom are currently serving as directors, be reelected for a new term of three years and until their successors are duly elected and qualified and that the following Class I nominee, who is currently serving as a director, be elected for a term of one year and until her successor is duly elected and qualified. We have no reason to believe that any nominee for Director will not agree or be available to serve as a Director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board of Directors. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the affirmative vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as a director.

     Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

NOMINEES FOR ELECTION

Class III

     Terms will expire at the 2009 Annual Meeting

George E. Cates

     Mr. Cates, age 68, has served as a director since 1994 and served as Chairman of the Board of Directors from the time of its initial public offering in February 1994 until September 2002. Mr. Cates served as our President and Chief Executive Officer from February 1994 until his planned retirement in October 2001. Mr. Cates was President and Chief Executive Officer of The Cates Company from 1977 until its merger with us in February 1994. Committees: None

John S. Grinalds

     General Grinalds, age 68, has served as a director since November 1997. General Grinalds served as the President of The Citadel from 1997 until August 2005. Prior to assuming the presidency of The Citadel, General Grinalds was the headmaster of Woodberry Forest School. From 1989 to 1991, General Grinalds held the rank of Major General in the United states Marine Corp. In June 2006, General Grinalds will become the head of the Porter-Gaud School in Charleston, South Carolina. General Grinalds is also a director of Carolina First Bank. Committees: Audit, Compensation, Nominating and Corporate Governance

Simon R. C. Wadsworth

     Mr. Wadsworth, age 58, has been Executive Vice President, Chief Financial Officer and a director since joining the Company in March 1994. Mr. Wadsworth owned a distribution company from 1982 until its successful sale in 1993 and prior to that served as Director of Mergers and Acquisitions for Holiday Inns, Inc. Committees: None

Class I Director

     Term will expire at the 2007 Annual Meeting

Mary E. McCormick

     Mrs. McCormick, age 48, has served as a director since March 2006. Ms. McCormick served the Ohio Public Employees Retirement System from 1989 through 2005, most recently directing real estate investments and overseeing an internally managed REIT portfolio. Ms. McCormick has held a number of leadership positions on a variety of national and regional real estate associations. Ms. McCormick also serves as a director for EastGroup Properties, Inc. Committees: Audit

     The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required to elect the nominees as directors.

     The Board of Directors recommends a vote “FOR” each of the four director nominees

INCUMBENT DIRECTORS

Class I Directors

     Terms will expire at the 2007 Annual Meeting

Robert F. Fogelman

     Mr. Fogelman, age 70, has served as a director since July 1994 and has been the President of Fogelman Investment Company, a privately owned investment firm, for more than nine years. Committees: Compensation, Nominating and Corporate Governance

Michael S. Starnes

     Mr. Starnes, age 61, has served as a director since July 1998. Mr. Starnes founded M.S. Carriers, Inc., a truckload transportation and logistics company, in 1978 and served as Chairman and Chief Executive Officer until its merger with Swift Transportation Co., Inc. in June 2001. Mr. Starnes served as President of M.S. Carriers, a subsidiary of Swift Transportation Co., Inc. from June 2001 until his planned retirement in June 2004. Mr. Starnes is also a director of Regions Financial Corporation. Committees: Audit

Class II Directors

     Terms will expire at the 2008 Annual Meeting

H. Eric Bolton, Jr.

     Mr. Bolton, age 49, has served as a director since February 1997. Mr. Bolton is our Chairman of the Board of Directors, President and Chief Executive Officer. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. Committees: None

Alan B. Graf, Jr.

     Mr. Graf, age 52, has served as a director since June 2002. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, Mr. Graf was Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. Mr. Graf is also a director for NIKE Inc. and Methodist Hospitals. Committees: Audit (Chairman)

Ralph Horn

     Mr. Horn, age 65, has served as a director since April 1998. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation (“FTNC”), now First Horizon National Corporation, in July 1991 and Chief Executive Officer in April 1994. Mr. Horn was elected Chairman of the Board of FTNC in January 1996. Mr. Horn served as Chief Executive Officer and President of FTNC until July 2002, and as Chairman of the Board through December 2003. Mr. Horn is also a director of Harrah’s Entertainment, Inc., Gaylord Entertainment Corporation and The Church Health Center. Committees: Compensation (Chairman), Nominating and Corporate Governance (Chairman)

STOCK OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of our common stock as of February 28, 2006 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group. Except as otherwise indicated, the address of each officer, director and/or nominee listed below is c/o 6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (1)
George E. Cates**	816,779	(2)	3.48%
Robert F. Fogelman	605,342	(3)	2.58%
Simon R. C. Wadsworth**	180,525	(4)	*
H. Eric Bolton, Jr.	148,803	(5)	*
Ralph Horn	45,813	(6)	*
Michael S. Starnes	14,608	(7)	*
John S. Grinalds**	13,434	(8)	*
Alan B. Graf, Jr.	11,570	(9)	*
Mary Beth McCormick**	—		*
All Directors, Nominees and Executive Officers as a group (9 Persons)	1,836,874		7.83%
____________________

(1)

Based on 22,339,751 shares of common stock outstanding on February 28, 2006, plus 972,125 shares of common stock issuable in exchange for limited partnership units and 147,597 shares issuable upon exercise of options exercisable within 60 days of February 28, 2006, that was held by the listed individuals as a group. With respect to each listed person (and all listed persons, as a group), the beneficial ownership of such person or group includes the number of shares of common stock issuable to such person or group in exchange for limited partnership units plus the number of shares of common stock issuable to such person or group in respect to options exercisable within 60 days of February 28, 2006. Except as indicated in the footnotes to this table, each listed person possesses sole voting and investment power with respect to all shares of common stock shown as owned by such person.

(2)

Includes 334,567 shares owned directly by Mr. Cates, as to 291,233 of which Mr. Cates has sole voting power and as to 43,334 of which Mr. Cates has shared voting power, (6,976 shares held by Mr. Cates through an individual retirement account, 23,334 shares Mr. Cates owns in a joint account with his wife, and 13,024 shares owned in a Keough plan); 201,233 shares that Mr. Cates has the current right to acquire upon redemption of limited partnership units; 142,597 shares that Mr. Cates has the right to acquire upon the exercise of options that are exercisable within 60 days of February 28, 2006; and 2,722 shares held in a deferred compensation account. Also includes 10,519 shares and 38,203 limited partnership units owned by Mr. Cates’ wife and 86,938 shares owned by Staland Investments, L.P., over which Mr. Cates exercises no voting or investment power.

(3)

Includes 1,228 shares Mr. Fogelman owns directly; 22,500 shares held by Romar Partnership as to which Mr. Fogelman shares voting and investment power; 570,500 shares that Mr. Fogelman has the current right to acquire upon redemption of limited partnership units; 3,000 shares that Mr. Fogelman has the right to acquire upon the exercise of options that are exercisable within 60 days of February 28, 2006; and 8,114 shares held in a deferred compensation account.

(4)

Includes 124,396 shares owned directly by Mr. Wadsworth, as to 93,950 of which Mr. Wadsworth has sole voting power and as to 11,795 of which Mr. Wadsworth has shared voting power and 18,651 shares held by Mr. Wadsworth through an individual retirement account; 3,941 shares attributed to Mr. Wadsworth in the Company’s Employee Stock Ownership Plan; and 52,188 shares that Mr. Wadsworth has the right to acquire upon redemption of limited partnership units.

(5)

Includes 34,878 shares owned directly by Mr. Bolton, as to 27,239 of which Mr. Bolton has sole voting power and as to 7,639 of which Mr. Bolton has shared voting power; 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units, and 3,925 shares attributed to Mr. Bolton in the Company’s Employee Stock Ownership Plan.

(6)

Includes 33,842 shares owned directly by Mr. Horn; 1,000 shares that Mr. Horn has the right to acquire upon the exercise of options that are exercisable within 60 days of February 28, 2006; and 10,971 shares held in a deferred compensation account.

(7)

Includes 4,228 shares owned directly by Mr. Starnes; 1,000 shares that Mr. Starnes has the right to acquire upon the exercise of options that are exercisable within 60 days of February 28, 2006; and 9,380 shares held in a deferred compensation account.

(8)

Includes 2,046 shares owned directly by General Grinalds; 678 shares held by General Grinalds through an individual retirement account; 471 shares held in a trust; 9,672 shares held in a deferred compensation account; and 567 shares owned by General Grinalds’ wife.

(9)	Includes 5,842 shares owned directly by Mr. Graf; and 5,728 shares held in a deferred compensation account.

*	Represents less than 1% of total.

**	Director Nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 2005, regarding each person known to the Company to be the beneficial owner of more than five percent of its common stock:

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class (1)
Cohen & Steers, Inc.(2)	1,576,386	6.79%
280 Park Avenue, 10th Floor
New York, NY 10017

ING Groep N.V.(3)	1,492,800	6.43%
Amstelveenseweg 500
1081 KL Amsterdam
The Netherlands

JPMorgan Chase & Co.(4)	1,398,773	6.02%
270 Park Avenue
New York, NY 10017
____________________

(1)	Based on 22,048,372 shares of common stock outstanding on December 31, 2005, plus 972,125 shares of common stock issuable in exchange for common limited partnership units of limited partnership interest in Mid-America Apartments, L.P. and upon exercise of 196,647 options exercisable within 60 days of December 31, 2005 that were held by all directors, director nominees and executive officers named in the Summary Compensation Table.

(2)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that this entity has sole power to vote or to direct the vote for 1,576,386 shares and sole power to dispose or to direct the disposition of 1,576,386 shares.

(3)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that this entity has sole power to vote or to direct the vote for 1,492,800 shares and sole power to dispose or to direct the disposition of 1,492,800 shares.

(4)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that this entity has sole power to vote or to direct the vote for 940,255 shares, shared power to vote or to direct the vote for 0 shares, sole power to dispose or to direct the disposition of 1,378,873 shares and shared power to dispose or to direct the disposition of 5,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers file with the Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock and furnish the Company with copies of all forms filed.

     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to the Company’s directors and executive officers were completed on a timely basis.

EXECUTIVE OFFICERS

     The following served as the executive officers of the Company in 2005:

H. ERIC BOLTON, JR.

     Mr. Bolton, age 49, is our President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.

SIMON R. C. WADSWORTH

     Mr. Wadsworth, age 58, has been Executive Vice President, Chief Financial Officer and a director since joining the Company in March 1994. Mr. Wadsworth owned a distribution company from 1982 until its successful sale in 1993 and prior to that served as Director of Mergers and Acquisitions for Holiday Inns, Inc.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and certain other of our executive officers for services rendered to us.

		Annual Compensation			Long-Term Compensation
					Awards
				Other			Securities
				Annual	Restricted		Underlying
				Compensation	Stock		Options/
Name and Position	Year	Salary	Bonus	(1)	Awards (6)		SARs
H. Eric Bolton, Jr.	2005	$ 367,296	$ 739,628	$ 118,138 (2)	$2,179,445	(5)	—
Chairman, President and	2004	$ 369,219	$ 359,300	$ 123,593 (2)	$206,283	(4)	—
Chief Executive Officer	2003	$ 334,615	$ 260,050	$ 116,620 (2)	—		—

Simon R. C. Wadsworth	2005	$ 234,500	$ 482,540	$ 112,423 (3)	$1,452,963	(5)	—
Executive Vice President,	2004	$ 241,235	$ 234,500	$ 115,403 (3)	$134,519	(4)	—
Chief Financial Officer	2003	$ 222,692	$ 170,050	$ 102,932 (3)	—		—
and Director
____________________

(1)	Represents supplemental bonus pursuant to the Company’s LESOP, the majority of which was offset against the indebtedness of the executive officers to the Company described in “Indebtedness of Management to the Company” above, and matching contributions to the Company’s Executive Deferred Compensation Retirement Plan.

(2)	Mr. Bolton’s offsets of indebtedness related to the Company’s LESOP in 2005, 2004 and 2003 were each $88,987.50. The Company matches to Mr. Bolton’s deferred compensation account were $10,606, $10,665, and $10,087 for 2005, 2004 and 2003, respectively.

(3)	Mr. Wadsworth’s offsets of indebtedness related to the Company’s LESOP in 2005, 2004 and 2003 were each $81,187.50. The Company matches to Mr. Wadsworth’s deferred compensation account were $14,209, $12,299, and $6,730 for 2005, 2004 and 2003, respectively.

(4)	Mr. Bolton’s and Mr. Wadsworth’s restricted stock issuances of 5,358 and 3,494 shares, respectively, were made under the Company’s 2004 Stock Plan. The restricted stock issuances were made in 2005 for work performed in 2004. The shares will vest in two equal annual amounts in 2006 and 2007. Dividends will be paid on the full amount of restricted stock issued from the day of issuance.

(5)	Mr. Bolton’s and Mr. Wadsworth’s restricted stock issuances of 44,937 and 29,958 shares, respectively, were made pursuant to the Long-Term Performance Based Incentive Compensation Plan under the Company’s 2004 Stock Plan. The restricted stock issuances were earned as of December 31, 2005, pending Compensation Committee approval and the shares were issued in 2006. Depending upon the executive officers continued employment with the Company, the shares will vest 20% annually from 2006 through 2010. Dividends will be paid on the full amount of restricted stock issued from the day of issuance.

(6)	Restricted Stock Awards column shows fair market value of shares awarded as of the date of grant. Shares of restricted stock are eligible to receive dividends, if any are paid. The number and value of the aggregate restricted stock, based on the closing market price of the common stock on December 30, 2005 of $48.50, are as follows:

	Number of
Name	Shares	Value
H. Eric Bolton, Jr.	50,295	$2,439,307.50
Simon R. C. Wadsworth	33,452	$1,622,422.00

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No options or stock appreciation rights were granted to executive officers during the year ended December 31, 2005.

2005 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on options held by executive officers through December 31, 2005, and the value of each of their unexercised options at December 31, 2005.

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-The-Money
	Exercised Options		Options/SARs at	Options/SARs at
	Shares		December 31, 2005	December 31, 2005 (2)
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized (1)	Unexercisble	Unexercisble
H. Eric Bolton, Jr.	98,699	$1,399,980	—/48,150	$—/$	1,147,554
Simon R. C. Wadsworth	21,817	$243,714	—/30,900	$—/$	733,404
____________________

(1)	Based on the market value of the underlying securities at exercise less the exercise price.

(2)	Based upon the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2005 of $48.50 per share, less the exercise price.

LONG-TERM INCENTIVE PLANS AWARDS IN THE LAST FISCAL YEAR

		Performance or other
	Number of Shares, Units or	Period Until Maturation or
Name	Other Rights	Payout
H. Eric Bolton, Jr.	44,937
Simon R.C. Wadsworth	29,958

     Mr. Bolton’s and Mr. Wadsworth’s restricted stock issuances of 44,937 and 29,958 shares, respectively, were made pursuant to the Long-Term Performance Based Incentive Compensation Plan under the Company’s 2004 Stock Plan. The restricted stock issuances were earned as of December 31, 2005, pending Compensation Committee approval and the shares were issued in 2006. Depending upon the executive officers continued employment with the Company, the shares will vest 20% annually from 2006 through 2010. Dividends will be paid on the full amount of restricted stock issued from the day of issuance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee in 2005 consisted of Messrs. Horn (Chairman), Fogelman, Grinalds and Starnes. None of the members of the compensation committee is or was an officer or employee of the Company. During 2005, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors is currently composed solely of independent directors. The Compensation Committee is responsible for ensuring that a proper balance of current compensation and longer-term equity-based rewards are offered to executive management to provide incentives to increase shareholder value. The Compensation Committee determines each executive officer’s compensation annually, including base salary, discretionary cash bonuses, and stock incentive awards. The Company’s compensation policy is to reward performance, which leads to long-term growth in shareholder value per share.

     Our executive compensation program is designed to attract, retain, and reward the executives responsible for leading us toward the achievement of our business objectives. The Compensation Committee makes decisions each year regarding executive compensation, including base salaries, bonus awards, and stock-based compensation. All compensation for executive officers is reviewed by the full Board of Directors. The Compensation Committee has furnished the following report on executive compensation for 2005.

PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICER COMPENSATION

The general philosophy underlying our executive compensation program is:

  to align the financial interests of our executives with those of its shareholders, both in the short and long term;

  to provide incentives for achieving and exceeding our annual and long-term performance goals;

  to attract, retain and motivate highly competent executives by providing total compensation that is competitive with compensation at other well-managed companies in the REIT industry, and to reward superior corporate and individual performance.

     In determining executive compensation, the Compensation Committee considers our financial and operating performance relative to companies with similar annual revenues, capitalization, and business operations, as well as the performance of each individual executive officer. The Committee also, in its discretion, considers such other factors as it deems relevant to providing compensation that is competitive in the marketplace, rewards successful financial performance, and aligns executive officers’ interests with those of our shareholders.

BASE SALARY AND ANNUAL INCENTIVE COMPENSATION

     Executive management’s compensation, including their salaries, is based upon the competitive market for their services, their specific responsibilities, experience and overall performance. The Company conducts a survey annually (“Survey”) of multifamily Real Estate Investment Trusts (“REITs”) by reviewing publicly available information on compensation of the REITs’ senior management personnel, with special emphasis on those of similar geographic concentration, size, and/or business focus as the Company. This information is compiled and made available to the Compensation Committee in advance of its meeting in the beginning of each year.

     The Compensation Committee sets executive compensation programs to be competitive with REITs which are included in the Survey, taking into account individually each component of compensation, including base salary, annual bonus programs, and long term incentive plans which it believes will best align executive management’s interests with those of shareholders over a long term period. The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive.

     In 2005, the Compensation Committee hired an external consultant, FPL Associates Compensation, to review the current compensation package offered to executive management, benchmark it against industry and peer levels and offer suggestions for changes (the “FPL Review”). FPL Associates Compensation presented the results of the FPL Review at the March 14, 2006, Compensation Committee meeting.

     For 2005, after review of the Survey and each component of compensation, the Compensation Committee increased Messrs. Bolton’s and Wadsworth’s base salaries to $369,564 and $241,020, respectively, which it felt was in line with the increases received by the general employee base of the Company.

     For 2006, after consideration of the FPL Review and each component of compensation, the Compensation Committee increased Messrs. Bolton’s and Wadsworth’s base salaries to $380,650 and $248,250, respectively, which it felt was in line with the increases received by the general employee base of the Company.

     For 2005, the participants in the annual executive bonus plan, which is re-evaluated at the beginning of each year, were Messrs. Bolton and Wadsworth. In setting the 2005 annual bonus plan the Compensation Committee adopted a plan, which took into account growth of Funds From Operations (“FFO”) per share over 2004, and the achievement of individual goals as approved by the Compensation Committee. The FFO growth determines the potential bonus based on a sliding scale defined as a percentage of salary. Each executive’s individual performance against their personal goals then determines the amount of that potential bonus they are entitled to receive. The Compensation Committee has the ability to factor in any unique variables that may or may not occur that impact the Company’s FFO performance, but may or may not subsequently impact the Company’s share price, to help ensure that the potential bonus is in line with actual shareholder performance realized for the year. The scope of the plan was set with the goal of making it an important part of executive management’s total compensation and making the plan competitive with programs offered by those REITs included in the Survey. As a result of the FFO growth over 2004 and the percentage of achievement of individual goals as approved by the Compensation Committee, Messrs. Bolton and Wadsworth received $739,128 and $482,040, respectively for work performed in 2005.

     In setting the 2006 annual bonus plan the Compensation Committee adopted a plan materially similar to the 2005 plan. The 2006 plan takes into account growth of Funds From Operations (“FFO”) per share over 2005, and the achievement of individual goals as approved by the Compensation Committee. The FFO growth determines 80% of the potential bonus based on a sliding scale defined as a percentage of salary while the attainment of individual goals determines the remaining 20% of the potential bonus. The Compensation Committee has the ability to factor in any unique variables that may or may not occur that impact the Company’s FFO performance, but may or may not subsequently impact the Company’s share price, to help ensure that the potential bonus is in line with actual shareholder performance realized for the year. The 2006 bonus opportunity is capped at 200% of salary, but that calculated bonus opportunity may then be modified by the Compensation Committee either up or down by 25%. The scope of the plan was set with the goal of making it an important part of executive management’s total compensation and making the plan competitive with programs offered by those REITs included in the Survey.

FOURTH AMENDED AND RESTATED 1994 RESTRICTED STOCK AND STOCK OPTION PLAN

     The Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan (the “1994 Plan”) was established in 1994 to be the Company’s long-term incentive plan for executive officers and other selected employees. The objective of the program is to retain and motivate executives to improve long-term stock performance. The Compensation Committee has the authority, within limitations set forth in the 1994 Plan, (i) to establish rules and regulations concerning the 1994 Plan, (ii) to determine the persons to whom options and restricted securities may be granted, (iii) to fix the number of shares of common stock to be covered by each option and (iv) to set the terms and provisions of each option and restricted security to be granted. Stock options are generally granted at the prevailing market value and will only have value if the Company’s stock increases in value.

     In compliance with the time limitations of the 1994 Plan, as of January 1, 2004, no further grants can be made under the 1994 Plan.

2004 STOCK PLAN

     At the May 24, 2004, Annual Meeting of Shareholders, shareholders approved the 2004 Stock Plan. The 2004 Stock Plan mirrors the 1994 Plan and allows for future grants of options and shares of restricted stock. The 2004 Stock Plan reserved 500,000 shares of the authorized and unissued shares of common stock of the Company to be awarded through the plan.

     On March 9, 2005, the Compensation Committee granted a total of 8,852 shares of restricted stock through the 2004 Stock Plan to executive management as part of their bonus package for work performed in 2004. The shares of restricted stock will vest in two equal annual installments.

     On May 19, 2005, 8,895 shares of restricted stock were granted to non-employee directors through the 2004 Stock Plan as part of their compensation.

     On March 14, 2006, the Compensation Committee granted a total of 74,895 shares of restricted stock through the 2004 Stock Plan to executive management representing the payout of the Long-Term Performance Based Incentive Compensation Plan.

     On March 15, 2006, 73 shares of restricted stock were granted to a non-employee director elected to fill a new seat on the Board of Directors.

LONG-TERM PERFORMANCE BASED INCENTIVE COMPENSATION PLAN

Summary of Long-Term Performance Based Incentive Compensation Plan

     The Compensation Committee by authorization of the Board of Directors of the Company submitted the Long-Term Performance Based Incentive Plan for Executive Officers (the “Long-Term Plan”) which was approved by shareholders on June 2, 2003. The Long-Term Plan allowed executive management to earn performance units that convert into shares of restricted stock based on achieving defined total shareholder investment return performance levels. The potential award of performance units which convert into shares of restricted stock was based on the Company’s performance from January 1, 2003 through December 31, 2005. Performance units generated were earned as of December 31, 2005 and were immediately convertible into shares of restricted stock. While these shares of restricted stock are entitled to dividend payments, they will not be transferable or have voting privileges until they vest. Dependent upon the executive officer’s continued employment with the Company, any shares of restricted stock awarded will vest 20% annually from 2006 through 2010. In the event of death, disability, retirement or change of control any unvested shares of restricted stock will immediately vest.

     Shareholder investment performance was calculated by the combination of dividends paid plus either (i) the market closing price of the Company’s common stock on December 31, 2005, or (ii) the value of the Company’s common stock at the close of business December 31, 2005. The value of the Company’s common stock was calculated by using a 12.5 multiple of Funds Available for Distribution (“FAD”) per share earned in 2005. The methodology utilized was to be that which generated the highest performance unit award pay-out at December 31, 2005.

     The number of performance units to be issued was dependent upon the compounded shareholder investment return performance as indicated in the following table:

Compounded Shareholder	Percentage of
Investment Return	Value Created to be
Performance	Awarded
<= 10.0%	0%
10.1% - 11.0%	1%
11.1% - 12.0%	2%
>= 12.1%	3%

     In addition to the above, the compounded shareholder investment return performance had to rank within the top one-third of peer multifamily REITs as defined by the Compensation Committee.

     The number of performance units awarded was to equal the percentage of value created to be awarded times the total shareholder value created, divided by the value or price per share used in the generation of the shareholder investment return performance. The performance units were then to be allocated 60% to the Chief Executive Officer and 40% to the Chief Financial Officer.

Modification of Long-Term Performance Based Incentive Compensation Plan

     Based upon the then current share price and share price projections, a total potential award for the Long-Term Plan and the example provided in the proxy statement dated April 30, 2003, was presented as $3,632,429. Due to the growth in the Company’s share price over the last two years, if the Long-Term Plan were to have ended in 2004, the total award would have exceeded $14 million.

     As a result of the size of the potential award that may become grantable at December 31, 2005, Messrs. Bolton and Wadsworth approached the Compensation Committee of the Board of Directors and offered to allow the Long-Term Plan to be modified to cap the total of any potential award to $3,632,429, the amount originally presented to shareholders. The Compensation Committee voted to accept this modification to the Long-Term Plan effective with the filing of the 2005 proxy statement.

Award of Long-Term Performance Based Incentive Compensation Plan

     Based on the December 31, 2005, closing price of $48.50 per share of the Company’s common stock and the Company’s 2005 FAD per share result of $2.55, both calculations of the Long-Term Plan resulted in the cap of $3,632,429 being awarded. On March 14, 2006, the Compensation Committee reviewed and approved the peer group and ranking results and granted 44,937 and 29,958 shares of restricted stock to Messrs. Bolton and Wadsworth in compliance with the Long-Term Plan.

2002 KEY MANAGEMENT RESTRICTED STOCK PROGRAM

     In 2002, the Company issued 97,881 restricted shares of common stock to 15 key managers through the 1994 Plan. As a result of two managers leaving the employment of the Company, as of December 31, 2005, only 86,477 shares remain issued. Of these shares, a total of 30,117 were issued to executive management. These shares will vest 20% a year for five consecutive years beginning in 2007. The shares had the ability to early vest in 2002 through 2004 if certain pre-set performance goals based on funds available for distribution growth had been met. Recipients receive dividend payments on the shares of restricted stock prior to vesting.

2005 KEY MANAGEMENT RESTRICTED STOCK PROGRAM

     In 2005, the Compensation Committee authorized the 2005 Key Management Restricted Stock Program (the “2005 Program”), a long-term incentive program for 25 key employees including the Chief Executive Officer and Chief Financial Officer. The 2005 Program awards up to 1.5 times the participant’s annual salary in shares of restricted stock based on a sliding scale of total shareholder return over three 12-month measurement periods. Any shares of restricted stock earned will vest 100% at the end of a three-year restriction period. Dividends will be paid during the restriction period. Shares not earned during the measurement periods will not be awarded under the 2005 Program. There is no automatic vesting of shares.

NON-QUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN

     The Non-qualified Deferred Compensation Plan is the Company’s long-term incentive plan for key employees who are not qualified for participation in the Company’s 401(k) plan. Under the terms of this plan, key employees may elect to defer a percentage of their compensation and the Company matches a portion of their salary deferral with similar provisions as apply for the Company’s 401(k) plan. This plan is designed so that the employees’ investment earnings should be the same as the earning assets in the Company’s 401(k) plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Based upon the criteria and plans described above, Mr. Bolton’s employment agreement with the Company, entered into in December 1999, provided for a base salary of $369,564 for the year ended December 31, 2005. The Compensation Committee considered this annual base salary to be competitive with comparable REITs to the Company. During the calendar year 2005, Mr. Bolton received $359,300 in cash bonus compensation, $358,800 related to work performed in 2004, and $206,283 worth of shares of restricted stock of the Company as a bonus for work performed in 2004.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Messrs. Bolton and Wadsworth in December 1999. These employment agreements have substantially similar terms, except for their base salary provisions. Each one (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for annual base salaries for the executives, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

     Upon the executive’s termination due to death or permanent disability or in the event the executive is terminated without cause by the Company or suffers a constructive termination of his employment in the absence of a change of control, the Company will pay the executive all amounts due to the executive as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay the executive his base salary as then in effect for one year after the termination. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with his termination without cause or constructive termination by the Company.

     If the executive is terminated without cause or suffers a constructive termination in anticipation of, on, or within three years after a change in control of the Company, the executive is entitled to receive a payment equal to the sum of two and 99/100 (2.99) times his annual base salary in effect on the date of termination plus two and 99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on the executive under Section 4999 of the Internal Revenue Code as a result of such payment, the Company shall pay the executive an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options granted to the executive shall become fully vested and exercisable in accordance with their terms on the termination date, or the executive may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of the Company paid in connection with the change of control and the per share exercise price of the options held by the executive, multiplied by the number of shares covered by all such options. Finally, the Company will pay to the executive all legal fees incurred by the executive in connection with the change of control.

     Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of the executive not to hire other employees of the Company upon severance.

TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction. The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under the Company’s stock incentive plans qualify as performance-based compensation. None of the executive officers received compensation in 2005 that would exceed the $1,000,000 limit on deductibility. The Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.

     Submitted by the Compensation Committee of the Board of Directors:

RALPH HORN (Chairman)
ROBERT F. FOGELMAN
JOHN S. GRINALDS

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to the shareholders of Mid-America Apartment Communities, Inc. (“MAA”) to the S&P 500 Index and the Equity REIT Total Return Index prepared by the National Association of Real Estate Investment Trusts (“NAREIT”). It assumes that the base share price for the Company’s common stock and each index is $100 and that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

MID-AMERICA APARTMENT COMMUNITIES, INC.
TOTAL RETURN PERFORMANCE

Index	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
MAA	100.00	128.34	130.96	196.09	256.97	319.95
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
NAREIT Equity REITs	100.00	113.93	118.29	162.21	213.43	239.39

     The material in this section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

AUDIT COMMITTEE REPORT

     The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

     Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. The Company’s independent registered public accounting firm are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

     The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2005, with our management. In addition, we have discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required by Codification of Statement on Auditing Standards No. 61, the Sarbanes-Oxley Act of 2002, and other matters required by the charter of this Committee.

     The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and we have discussed with Ernst & Young LLP their independence from the Company and its management.

     The Committee has received both management’s and the independent registered public accountant’s reports on internal control over financial reporting. The Committee has discussed the results of their audits including those items identified by management and the independent registered public accountant’s which would have been classified as significant deficiencies, and discussed the remediation plans for those items which had not already been remediated. Management reported to the Committee that no material weaknesses were identified by management during its assessment.

     The Committee has discussed with the Company’s management and the independent registered public accountants such other matters and received such assurances from them as we deemed appropriate.

     As a result of our review and discussions, we have recommended to the Board of Directors the inclusion of our audited financial statements in the annual report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
ALAN B. GRAF, JR. (Chairman)
JOHN S. GRINALDS
MICHAEL S. STARNES

AUDIT AND NON-AUDIT FEES

     The following table shows the fees paid or accrued by the Company for audit and other services provided by Ernst & Young LLP, the Company’s independent registered public accounting firm effective October 31, 2005, and for the year ended December 31, 2005, and by KPMG LLP, which served as the Company’s independent registered public accounting firm for the year ended December 31, 2004 and through the filing of the Company’s interim report on Form 10-Q which was filed on October 31, 2005.

		Audit		All
	Audit	Related	Tax	Other	Total
	Fees	Fees	Fees (1)	Fees	Fees
2005
Ernst & Young LLP	$474,365	$—	$—	$—	$474,365
KPMG LLP	$164,000	$—	$301,088	$—	$465,088

2004
KPMG LLP	$622,000	$—	$306,880	$—	$928,880
____________________

(1)	Tax Fees consist of fees associated with tax compliance, tax advice and tax planning.

     SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2002, our Audit Committee began pre-approving all services provided by our independent registered public accounting firm and has pre-approved all new services since that time.

     On September 19, 2005 the Audit Committee dismissed KPMG LLP as the Company’s independent registered public accounting firm. The dismissal was effective on October 31, 2005 upon the filing of our Form 10-Q for the third quarter of 2005.

     The audit reports of KPMG LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     For the years ended December 31, 2004 and 2003 and through October 31, 2005, there were no disagreements between the Company and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K that occurred during the 2003 and 2004 fiscal years and through October 31, 2005.

     On September 19, 2005, the Company engaged Ernst & Young LLP as its new independent registered public accounting firm to conduct the audit of the Company’s financial statements as of and for the year ended December 31, 2005. The decision to engage Ernst & Young was made and approved by the Audit Committee. During the 2003 and 2004 fiscal years and through October 31, 2005, the Company had not consulted with Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The Audit Committee is responsible for selecting our independent registered public accounting firm and has selected Ernst & Young LLP to audit our financial statements for the 2006 fiscal year. Accordingly, shareholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006. The Board of Directors believes, however, that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is a matter of good corporate governance. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and to answer any appropriate questions.

     In the event you do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of Ernst & Young LLP. Even if you do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of the Company and our shareholders.

     The presence of a quorum at the Annual Meeting of Shareholders and the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy, and entitled to vote on the matter are necessary to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006.

     On behalf of the Audit Committee, the Board of Directors recommends a vote in favor of Proposal No. 2.

OTHER MATTERS

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

LESLIE B.C. WOLFGANG
Vice President, Director of External Reporting and
Corporate Secretary

April 13, 2006

C/O AMERICAN STOCK TRANSFER
AND TRUST COMPANY
59 MAIDEN LANE
PLAZA LEVEL
NEW YORK, NY 10038

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Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mid-America Apartment Communities, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Vote on Directors

1.	ELECTION OF THREE CLASS III DIRECTORS. 01) George E. Cates 02) John S. Grinalds 03) Simon R.C. Wadsworth ELECTION OF ONE CLASS I DIRECTOR. 04) Mary Beth McCormick		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

Vote on Proposal						For	Against	Abstain

2.	RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2006.					☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR ALL PROPOSALS.

Please sign this proxy exactly as name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this proxy should be signed in the full corporate name by the President or other authorized officer. If a partnership, it should be signed in the full partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

MID-AMERICA APARTMENT COMMUNITIES, INC. 6584 POPLAR AVENUE, SUITE 300, MEMPHIS, TENNESSEE 38138

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie B.C. Wolfgang and Simon R.C. Wadsworth, and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. (the “Company”) held of record by the undersigned on March 17, 2006 at the Annual Meeting of Shareholders to be held on May 16, 2006, or any adjournment thereof.

(PLEASE SEE REVERSE SIDE)